October 18, 1996



Mutual Fund Variable Annuity Trust
101 Park Avenue
New York, NY  10017


Re:	Mutual Fund Variable Annuity Trust
           International Equity Portfolio
           Capital Growth Portfolio
           Growth and Income Portfolio
           Asset Assocation Portfolio
           U.S. Treasury Income Portfolio
           Money Market Portfolio

Registration No. 33-81712; ICA No. 811-8630
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Gentlemen:

     We have acted as special Massachusetts counsel to Mutual Fund Variable

Annuity Trust ("MFVAT"), a Massachusetts business trust currently consisting of the above-referenced six series (the "Funds") in connection with the public offering of MFVAT's shares of beneficial interest, no par value (the

"Shares"),  and on various other general matters.  We understand that,

pursuant to Rule 24f-2 under the Investment Company Act of 1940, MFVAT has registered an indefinite number of Shares under the Securities Act of 1933.

We further understand that, pursuant to the provisions of Ruke 24f-2, MFVAT is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of Shares of the Funds sold in reliance upon Rule 24f-2 during the period ended August 31, 1996 such Shares having been reduced by the aggregate sales price of the Shares redeemed during the period ended August 31, 1996.

     We have reviewed, insofar as they relate or pertain to each of the

Funds, MFVAT's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment

Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement").  We have also examined originals or copies certified or otherwise identified to our satisfaction, of such docu-

ments, records and other instruments we have deemed necessary or approipriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with MFVAT's Declaration of Trust and

Registration Statement, the Shares which the Rule 24f-2 Notices attached hereto makes definite in number were legally issued, fully paid and non-

assessable.

     We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                 Very truly yours,



                                 Peabody & Brown

MLZ/bjm
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